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CONTACTS:
Willis Lease Finance Corporation	Blackstone Credit & Insurance
Lynn Mailliard Kohler	David Vitek
lkoher@willislease.com	David.Vitek@blackstone.com
(415) 328-4798	(212) 583-5291

Willis Lease Finance Corporation Announces Aircraft Engine Leasing Partnership with Blackstone Credit & Insurance

COCONUT CREEK, Fla. and NEW YORK - January 5, 2026 – Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and a global provider of aviation services, and Blackstone Credit & Insurance (“BXCI”) announced a strategic aircraft engine leasing partnership with plans to deploy over $1 billon in the next two years in current and next generation aircraft engines and select aircraft. This unique partnership brings together a leading engine leasing specialist with Blackstone’s scaled private credit business to focus on the engine asset class.

The partnership leverages WLFC's established position as a pioneer in aircraft engine leasing and its growing asset management platform. WLFC has identified a seed portfolio and near-term pipeline of high-quality engine assets that are expected to close into the partnership, providing immediate scale and diversification across engine types and airline customers globally.

“We are excited to partner with BXCI, whose scale and long-term capital commitment will accelerate the growth of our asset management business,” said Austin C. Willis, CEO of WLFC. “Blackstone is a leader in asset-based credit, and their investment demonstrates the strength of our position in aircraft engine leasing and their belief in our ability to generate attractive returns through disciplined asset selection and active management.”

Scott Flaherty, CFO of WLFC, added “the Blackstone relationship provides further capital diversification to the Willis platform. We are excited about this new relationship and the growth opportunities this brings to our business.”

“Willis is a leading lessor of commercial aircraft engines and brings unparalleled technical expertise, deep customer relationships and a proven track record,” said Aneek Mamik, Senior Managing Director, Blackstone Credit & Insurance. “This opportunity is consistent with BXCI’s objectives of building programmatic, differentiated origination in large addressable markets with a focus on hard assets and strong downside protection.”

“We look forward to partnering with the WLFC team to support the growth of their platform and deliver essential engine solutions for the global aviation fleet,” added Alex Buck, Principal, Blackstone Credit & Insurance.

BXCI’s Infrastructure and Asset Based Credit group manages over $100 billion and has over 80 investment professionals, as of September 30, 2025. The platform is focused on providing investment grade credit, non-investment grade credit, and structured investments across the real economy in sectors such as infrastructure, commercial finance, fund finance, consumer finance, and residential real estate loans.

BNP Paribas served as sole structuring agent and advisor to BXCI.

About Willis Lease Finance Corporation
Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers worldwide. These leasing activities are integrated with various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services. Willis Sustainable Fuels intends to develop, build and operate projects to help decarbonize aviation.

About Blackstone Credit & Insurance
Blackstone Credit & Insurance (“BXCI”) is one of the world’s leading credit investors. Our investments span the credit markets, including private investment grade, asset-based lending, public investment grade and high yield, sustainable resources, infrastructure debt, collateralized loan obligations, direct lending and opportunistic credit. We seek to generate attractive risk-adjusted returns for institutional and individual investors by offering companies capital needed to strengthen and grow their businesses. BXCI is also a leading provider of investment management services for insurers, helping those companies better deliver for policyholders through our world-class capabilities in investment grade private credit.

Forward-Looking Statements
Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. By their nature, forward-looking statements involve a number of inherent risks, uncertainties and assumptions and are subject to change in circumstances that are difficult to predict and many of which are outside of our control. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed, either expressly or implicitly, in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and natural disasters; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors, as well as the impact of new or increased tariffs; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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